Exhibit 16.1

ERNST & YOUNG	Ernst & Young LLP 621 East Pratt Street Baltimore, MD 21202

Tel: +1 410 539 7940 Fax: +1 410 783 3832 www.ey.com

July 22, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated July 21, 2010 of Ore Pharmaceutical Holdings Inc. and are in agreement with the statements contained in paragraphs two and three of Item 4.01(A) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Ernst & Young LLP